UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018
____________________________________
Semtech Corporation
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware
(State or other jurisdiction of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01 Regulation FD Disclosure.

On August 17, 2018, Semtech Corporation (the “Company”), through its subsidiary Semtech (International) AG, a Swiss corporation, entered into a share purchase agreement to acquire all of the outstanding equity interests of Trackio International AG, a Swiss corporation, and its subsidiaries (collectively, “TrackNet”), for an aggregate purchase price of approximately US $8.4 million (the “Acquisition”). TrackNet is a provider of LoRa-based end-to-end solutions for the Internet of Things (IoT) and provides expertise and intellectual property that will be integrated into the Company’s business to support its goal of enabling the growing ecosystem around the Company’s LoRa® devices and wireless radio frequency technology.

The purchase price is expected to be funded by cash on hand. The closing of the Acquisition is subject to customary conditions and certain regulatory approvals. The closing will occur no later than October 31, 2018 (the “Long-Stop Date”), but otherwise on the fifth business day following the satisfaction or waiver of all closing conditions set forth in the share purchase agreement (other than closing conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver thereof at the closing) or as the Company and the other parties to the agreement may mutually agree. However, if by October 31, 2018, all closing conditions have been satisfied or waived except for the regulatory approvals, the Long-Stop Date will be automatically extended to December 15, 2018. In connection with the signing of the Acquisition, the employees of TrackNet have become employees or independent contractors of the Company or one of its subsidiaries.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including statements concerning the timing of the closing of the Acquisition and the expected use of cash on hand for payment of the purchase price are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions set forth in the share purchase agreement, and other factors affecting the Company. Such factors are further addressed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2018, Quarterly Reports on Form 10-Q, and in other documents or reports, filed with the Securities and Exchange Commission including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2018	SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
Emeka N. Chukwu
Chief Financial Officer